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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46894 and No. 333-55256) of Simple Technology, Inc. of our reports dated February 2, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Orange County, California
March 30, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS